EXHIBIT INDEX
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EXHIBIT NUMBER          DESCRIPTION                               PAGE
- --------------          -----------                               ----
     11                 Computation of Earnings per Share          12

COMPUTATION OF EARNINGS PER SHARE                         EXHIBIT 11

                                                Three Months Ended June 30,
                                                       1994        1993
                                                       ----        ----

(Amounts in thousands except per share data)
PRIMARY
  Average shares outstanding                           11,025      11,003
  Net effect of dilutive stock options-
    based on the treasury stock method using
    average market price                                  102         162
                                                      -------     -------
                                        TOTAL          11,127      11,165
                                                      =======     =======

  Net Income                                          $   516     $ 1,420

  Per Share Amount                                       0.05        0.13
                                                      =======     =======

FULLY DILUTED
  Average shares outstanding                           11,025      11,003
  Net effect of dilutive stock options-
    based on the treasury stock method using
    the period-end market price, if higher than
    the average market price                              105         166
                                                      -------     -------
                                         TOTAL         11,130      11,169
                                                      =======     =======

  Net Income                                          $   516     $ 1,420

  Per Share Amount                                       0.05        0.13
                                                      =======     =======



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COMPUTATION OF EARNINGS PER SHARE
                                                  Six Months Ended June 30,
                                                        1994        1993
                                                        ----        ----
(Amounts in thousands except per share data)
PRIMARY
  Average shares outstanding                           11,022      10,988
  Net effect of dilutive stock options-
    based on the treasury stock method using
    average market price                                  103         173
                                                      -------     -------
                                          TOTAL        11,125      11,161
                                                      =======     =======
  Income Before Cumulative Effect
   of Accounting Change                               $   699     $ 2,725
  Per Share Amount                                       0.06        0.24
                                                      =======     =======
  Cumulative Effect of Accounting Change                ---       $ 1,400
  Per Share Amount                                      ---          0.12
                                                      =======     =======
  Net Income                                          $   699     $ 1,325
  Per Share Amount                                        .06        0.12
                                                      =======     =======
FULLY DILUTED
  Average shares outstanding                           11,022      10,988
  Net effect of dilutive stock options-
    based on the treasury stock method using
    the period-end market price, if higher than
    the average market price                              106         179
                                                      -------     -------
                                      TOTAL            11,128      11,167
                                                      =======     =======
  Income Before Cumulative Effect
    of Accounting Change                              $   699     $ 2,725
  Per Share Amount                                       0.06        0.24
                                                      =======     =======
  Cumulative Effect of Accounting Change                ---       $ 1,400
  Per Share Amount                                      ---          0.12
                                                      =======     =======
  Net Income                                          $   699     $ 1,325
  Per Share Amount                                        .06        0.12
                                                      =======     =======


Since the effect of full dilution is not material, such amount is not included in the Quarterly Report to Shareholders.